Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

  40 Hemlock Hollow Road, Woodbridge, CT 06525    kruancpa@yahoo.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Kama Resources Inc of our report dated November 24, 2010, relating to the financial statements of the quarters ended January 31, 2010, April 30, 2010 and July 31, 2010.



/s/ Kenne Ruan, CPA, P.C.


Woodbridge, Connecticut
November 24, 2010